  Metris Receivables, Inc.                             Metris Master Trust                            Monthly Report
  Certificateholder's Statement                          Series 1997-2                                         Mar-98
  Section 5.2                              Class A          Class B        Class C       Class D          Total
  (i)   Certificate Amount               455,000,000.00   101,500,000.00 98,000,000.00 45,500,000.00   700,000,000.00
  (ii)  Certificate Principal Distribut            0.00             0.00          0.00                           0.00
  (iii) Certificate Interest Distribute    2,305,223.25       534,344.75    568,240.18                   3,407,808.18
  (iv) Principal Collections              23,561,324.73     5,255,987.82  5,074,746.86  2,348,727.80    36,240,787.21
  (v)  Finance Charge Collections         10,819,032.16     2,413,476.41  2,330,253.08  1,078,164.90    16,640,926.55
         Recoveries                          107,939.29        24,078.77     23,248.46     10,793.93       166,060.45
         Principal Account Earnings                0.00             0.00          0.00          0.00             0.00
         Accum. Period Reserve Acct. Ea            0.00             0.00          0.00          0.00             0.00
         Pre-Funding Account Earnings              0.00             0.00          0.00          0.00             0.00
           Total Finance Charge Collect   10,926,971.46     2,437,555.17  2,353,501.54  1,088,958.83    16,806,987.00
          Total Collections               34,488,296.18     7,693,542.99  7,428,248.41  3,437,686.63    53,047,774.21
  (vi) Aggregate Amount of Principal Receivables                                                     2,869,270,098.94
         Invested Amount (End of Month)  455,000,000.00   101,500,000.00 98,000,000.00 45,500,000.00   700,000,000.00
         Floating Allocation Percentage     15.8576915%       3.5374850%    3.4155028%    1.5857691%      24.3964484%
         Fixed/Floating Allocation Perc      N/A              N/A            N/A           N/A             N/A
         Invested Amount (Beginning of   455,000,000.00   101,500,000.00 98,000,000.00 45,500,000.00   700,000,000.00
         Average Daily Invested Amount                                                                 699,857,985.78
  (vii)  Receivable Delinquencies (As a % of Total Receivables)
         Current                                                                              86.34% 2,574,759,596.32
         30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                            6.09%   181,650,334.72
         60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                           2.33%    69,410,924.91
         90 Days and Over (60+ Days Contractually Delinquent)                                  5.24%   156,384,199.68
          Total Receivables                                                                  100.00% 2,982,205,055.63
  (viii) Aggregate Investor Default Amount                                                               6,338,471.46
           As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                        10.66%
  (ix)  Charge-Offs                                0.00             0.00          0.00          0.00             0.00
  (x)   Servicing Fee                                                                                    1,189,041.10
  (xi)  Pool Factor                           1.0000000        1.0000000     1.0000000
  (xii) Unreimbursed Reallocated Principal Collections              0.00          0.00          0.00             0.00
  (xiii) Excess Funding Account Balance                                                                          0.00
           Pre-Funding Account Balance                                                                           0.00
  (xiv) Class C Reserve Amount                                                                                   0.00
           Class C Reserve Account Balance                                                                       0.00
           Class C Trigger Event Occurrence                                                               None
  (xv) Number of New Accounts Added to the Trust                                                               45,172
  (xvi) Average Net Portfolio Yield                                                                          17.6119%
  (xvii) Minimum Base Rate                                                                                    8.0465%
  (xviii) Principal Funding Account Balance                                                                      0.00
  (xix) Accumulation Shortfall                                                                             N/A
  (xx)  Scheduled Commencement date of the Accumulation Period                                        October 2001
          Accumulation Period Length                                                                       N/A
  (xxi) Required Reserve Account Amount                                                                    N/A
          Available Reserve Account Amount                                                                 N/A
          Covered Amount                                                                                   N/A
